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                                                                    EXHIBIT 99.1
                                                                    ------------


           WINTHROP RESIDENTIAL ASSOCIATES III, A LIMITED PARTNERSHIP
           ----------------------------------------------------------
                         FORM 10-QSB SEPTEMBER 30, 2002
                         ------------------------------


SUPPLEMENTARY INFORMATION REQUIRED PURSUANT TO SECTION 9.4 OF THE PARTNERSHIP
AGREEMENT:

1. Statement of Cash Available for Distribution for the three months ended September 30, 2002:

        Net loss                                                    $   (27,000)
        Add:   Depreciation                                              50,000
               Equity in loss of Local Limited Partnerships              37,000
        Less:  Cash to reserves                                         (33,000)
                                                                    -----------
        Cash available for distribution                             $    27,000
                                                                    ===========
        Distributions allocated to General Partners                 $     2,000
                                                                    ===========
        Distributions allocated to Limited Partners                 $    25,000
                                                                    ===========

2. Fees and other compensation paid or accrued by the Partnership to the General Partners, or their affiliates, during the three months ended September 30, 2002:

      Entity Receiving                                 Form of
        Compensation                                 Compensation                       Amount
    --------------------          -------------------------------------------          --------

    General Partners              Interest in Cash Available for Distribution          $  2,000

    WFC Realty Co., Inc.
    (Initial Limited Partner)     Interest in Cash Available for Distribution          $      5